UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2023

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

225 West Washington Street Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	SPG	New York Stock Exchange
8 3/8% Series J Cumulative Redeemable Preferred Stock, $0.0001 par value	SPGJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2023, the Board of Directors (the “Board”) of Simon Property Group, Inc. (the “Company”) adopted the Amended and Restated Other Platform Investment Incentive Program (the “OPI Incentive Program”). The OPI Incentive Program amends and restates the Other Platform Investment Incentive Program which was unanimously adopted by the independent members of the Board on March 20, 2023, and pursuant to which the Company has not granted awards.

Purpose. The purpose of the OPI Incentive Program is to reward, incentivize, attract and retain certain executives and employees of the Company, Simon Property Group, L.P. and their respective subsidiaries and affiliates (collectively, the “Company Group”), including our named executive officers (“NEOs”), for the success of certain designated investments which are made by the Company Group outside of its historical core retail real estate business (each, a “Designated Investment”), by linking a portion of participants’ compensation to the monetization of such investments.

Background. At the 2023 annual meeting of shareholders, the advisory vote to approve the Company’s executive compensation did not result in a majority of votes cast in favor of the Company’s executive compensation program. The independent members of the Board of Directors, together with the Compensation and Human Capital Committee of the Board (the “Committee”) engaged with a significant portion of its shareholder base prior to the 2023 annual meeting of shareholders and received meaningful and useful feedback. These shareholders provided candid, constructive feedback, and the Committee carefully considered this feedback and shared it with the entire Board. The Committee implemented additional changes to the Company’s Other Platform Investment Incentive Program that are responsive to the views that we heard, and the independent members of the Board unanimously adopted the OPI Incentive Program based on the Committee’s recommendation.

The following features of the OPI Incentive Program, which is described in further detail in the Summary of the OPI Incentive Program below, address the feedback that we received from our shareholders, and include: (i) pre-determined award allocations under the OPI Incentive Program; (ii) a limitation on the size of the award pool to a percentage of the net proceeds received by the Company upon the monetization of the investment to which such awards relate; (ii) the payment of awards to our named executive officers under the OPI Incentive Program in the form of long-term equity-based awards which remain subject to long-term time-based vesting; and (iii) awards under the OPI Incentive Program will only be paid with respect to a given investment after the Company receives its full investment, plus an 8% cumulative preferred return.

Summary of the OPI Incentive Program. The following summarizes the material terms of the OPI Incentive Program. This summary is qualified in its entirety by the full text of the OPI Incentive Program, which is attached hereto as Exhibit 10.1.

Administration. The OPI Incentive Program will be administered by the Committee, which may delegate its responsibilities as administrator to any member of the Committee or to any independent member of the Board. The Committee has full authority to determine who may receive awards under the OPI Incentive Program, and to determine each participant’s allocation percentage of any award pool established under the OPI Incentive Program. The Company’s Chief Executive Officer will recommend eligible participants and their respective allocation percentages to the Committee, other than with respect to his own participation and allocation percentage.

Eligibility; Allocation Percentages. Prior to a Qualifying Monetization Event or a Qualifying Partial Monetization Event (each as defined below) of a given Designated Investment, the Committee will determine the eligible participants with respect to such Designated Investments and their respective percentage allocations (each, an “Allocation Percentage”) of the Award Pool (as defined below) to be established in connection with a Qualifying Monetization Event. In the event that a Qualifying Monetization Event occurs and less than 100% of the Award Pool has been allocated to participants, the unallocated portion of the Award Pool, excluding any portion that is then-unallocated due to any Committee reductions to individual awards, will be allocated on a pro-rata basis to participants who have an Allocation Percentage in such Designated Investment.

Award Pool. In connection with a transaction or series of transactions in which the Company Group receives proceeds or consideration in respect of a majority of the Company Group’s interests in a Designated Investment (a “Majority Monetization Event”), the Company will establish an award pool (an “Award Pool”) if the following conditions are met (a “Qualifying Monetization Event”): (i) such transaction results in net proceeds in excess of the Company’s net remaining cash investment in such Designated Investment plus an 8% preferred return hurdle (the “pool funding hurdle”), and (ii) the aggregate value of all Designated Investments (excluding Designated Investments for which there has been a Majority Monetization Event) exceeds the value of such investments as of such date plus an 8% cumulative preferred return. The amount of the Award Pool will equal 9.9% of the excess of the net proceeds received by the Company in connection with such Qualifying Monetization Event over the pool funding hurdle for such investment.

Reserve Pool. In connection with a transaction or series of transactions in which the Company Group receives proceeds or consideration in respect of less than a majority of the Company Group’s interests in a Designated Investment which results in net proceeds that exceed the pool funding hurdle (a “Qualifying Partial Monetization Event”), the Company will establish and reserve an award pool (the “Reserve Pool”) equal to 9.9% of the excess of the net proceeds received by the Company in connection with such Qualifying Partial Monetization Event over the pool funding hurdle. Upon a subsequent Qualifying Monetization Event of the same Designated Investment, the Company will establish an Award Pool (as described above) that includes the amount of the Reserve Pool.

Allocation Amounts. The Committee will determine each plan participant’s allocation of an Award Pool by multiplying such participant’s Allocation Percentage by the total Award Pool (each, an “Allocation Amount”). The Committee has the authority in its sole discretion to reduce a participant’s Allocation Amount at or prior to the calculation thereof, and all amounts attributable to such reduction will be retained by the Company Group.

Timing and Form of Payment. Allocation Amounts will be paid in the form restricted stock, restricted stock units or LTIP Units (as defined in the Company’s 2019 Stock Incentive Plan (as amended from time to time, the “2019 Plan”)) (each, an “OPI Equity Award”) in all cases, on or after the date on which the Company receives net proceeds in connection with the applicable Qualifying Monetization Event, subject to the participant’s continued employment through the grant date. The form of payment will be determined by the Committee upon consideration of any recommendations from the Company’s Chief Executive Officer. All OPI Equity Awards will be granted under the 2019 Plan. Allocation amounts for any participant who is not a named executive officer of the Company at time of grant, may be in the form of a cash award (an “OPI Cash Award,” and together with the OPI Equity Awards, the “OPI Awards”). Payment of an Allocation Amount may be made as a single OPI Award or as one or more separate OPI Awards.

Vesting and Forfeiture of OPI Awards. OPI Awards will generally vest in three equal annual installments following the date of grant, subject to the participant’s continued employment or service through the vesting date. In the event of a termination of a participant’s employment or service with the Company Group for any reason, such participant’s OPI Award(s), to the extent unvested, will automatically be forfeited and cancelled as of the date of such termination.

Initial Awards. On November 2, 2023, the independent members of the Board, upon the recommendation of the Committee, unanimously approved initial awards to our NEOs under the OPI Incentive Program in the following Designated Investments and initial Allocation Percentages for our NEOs in such Designated Investments: Authentic Brands Group (“ABG”), ABG-SPG ES, LLC (Enterprise Solutions) (“ABG-SPG ES”), SPARC Group (“SPARC”), JC Penney (“JCP”), Rue Gilt Group (“RGG”) and Jamestown (“Jamestown”). These awards included the following initial Allocation Percentages for each NEO: David Simon – 40% for each of ABG, ABG-SPG ES and SPARC, 30% for each of JCP and RGG, and 20% for Jamestown; Brian J. McDade - 7% for each of ABG, ABG-SPG ES, SPARC and JCP, and 15% for Jamestown; Steven E. Fivel - 7% for each of ABG, ABG-SPG ES, SPARC and JCP, and 5% for Jamestown; John Rulli – 2% for each of ABG, ABG-SPG ES, SPARC and JCP; and Adam J. Reuille – 2% for each of ABG, ABG-SPG ES, SPARC and JCP.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Other Platform Investment Incentive Program

104	Cover Page Interactive Data File (embedded the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 8, 2023

SIMON PROPERTY GROUP, INC.

By:	/s/ Steven E. Fivel
Steven E. Fivel
Secretary and General Counsel